Exhibit 3.980

No. 11-B	Submit in duplicate
7-71	Include License and Filing Fees**
     One or more natural persons of the age of 21 years or more may incorporate a business corporation by signing, verifying and delivering Articles of Incorporation in duplicate to the Corporation Commissioner. The procedure for the formation of business corporations is set forth in ORS 57.306 through 57.331. See ORS 57.311 for the content of Articles of Incorporation.

FILE NO. 103407
FILED
IN THE OFFICE OF THE CORPORATION
COMMISSIONER OF THE STATE OF OREGON
OCT 19 1973
FRANK J. HEALY
CORPORATION COMMISSIONER
Articles of Incorporation
OF
HDS, INCORPORATED
     The undersigned natural person(s) of the age of twenty-one years or more, acting as incorporators under the Oregon Business Corporation Act, adopt the following Articles of Incorporation:
ARTICLE  I   The name of this corporation is HDS, Incorporated

(The corporate name must contain the word “Corporation”, “Company”, “Incorporated” or “Limited” or an abbreviation of one of such words.)
and its duration shall be perpetual
ARTICLE  II   The purpose or purposes for which the corporation is organized are:
               Any lawful activity for which corporations may be organized under ORS Chapter 57.
(It is not necessary to set forth in the Articles any of the corporate powers enumerated in ORS 57.030 and 57.035. It is sufficient to state, either alone or with other purposes, “That the corporation may engage in any lawful activity for which corporations may be organized under ORS Chapter 57”; however, it is desirable to state the primary purpose of the corporation in conjunction with such statement.)
ARTICLE III  The aggregate number of shares which the corporation shall have authority to issue is
     1,000 shares of no par value common stock
(Insert statement as to par value of such shares or a statement that all of such shares are to be without par value. If there is more than one class of stock, insert a statement as to the preferences, limitations and relative rights of each class.)
ARTICLE  IV  The address of the initial registered office of the corporation is 1107 Commonwealth

Bldg.	Portland, Oregon	97204

(Street and Number)	(City and State)	(Zip Code)
and the name of its initial registered agent at such address is Lee Davis Kell
VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED

ARTICLE V The number of directors constituting the initial board of directors of the corporation is three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Name	Address
(Street and Number) (City and State) (Zip)
1107 Commonwealth Bldg.
Doris J. Dickson	Portland, Oregon 97204
1107 Commonwealth Bldg.
Paul R. Romain	Portland, Oregon 97204
1107 Commonwealth Bldg.
Lee Davis Kell	Portland, Oregon 97204
ARTICLE VI The name and address of each incorporator is:

Name	Address
(Street and Number) (City and State) (Zip)
1107 Commonwealth Bldg.
Lee Davis Kell	Portland, Oregon 97204

ARTICLE  VII   (Provisions for regulation of internal affairs of the corporation as may be appropriate.)
     We, the undersigned incorporators, declare under penalties of perjury that we have examined the foregoing and to the best of our knowledge and belief, it is true, correct and complete.

/s/ Lee Davis Kell

Dated October 17, 1973
     **Submit articles in duplicate original with filing and license fees as follows:

If authorized	But do not	Filing	License	Total
shares exceed	exceed	Fee	Fee	Fees
$0	$5,000	$10	$10	$20
5,000	10,000	15	15	30
10,000	25,000	20	20	40
25,000	50,000	30	30	60
50,000	100,000	50	50	100
100,000	250,000	75	75	150
250,000	500,000	100	100	200
500,000	1,000,000	125	125	250
If the authorized shares exceed $1,000,000, a $200 license fee and a $200 filing fee—totaling $400.
To determine the amount of organization fee payable by a corporation having stock without nominal or par value, but for no other purpose, such shares of stock shall be deemed equivalent to shares having a par value of $10 each.
File with Corporation           Commissioner, Commerce Bldg., 158 12th            [ILLEGIBLE] N.E., Salem, Oregon 97310.
VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED

12b-B Articles of Amendment—[ILLEGIBLE] Gain
7-71 Submit in duplicate

FILE NO. 103407
FILED
IN THE OFFICE OF THE CORPORATION
COMMISSIONER OF THE STATE OF OREGON
DEC 10 1974
FRANK J. HEALY
CORPORATION COMMISSIONER
Articles of Amendment
of
HDS, INCORPORATED

(Present (not new) Corporate Name)
     Pursuant to ORS 57.360(1), a majority of the shareholders of the corporation entitled to vote there-on adopt the following Articles of Amendment:
1. The name of the corporation prior to this amendment is: HDS, INCORPORATED
     2. The following amendment of the Articles of Incorporation was adopted by the shareholders on December 6, 1974:
     (The article or articles being amended should be set forth in full as they will be amended to read.)
“Article I. The name-of-this corporation is United Disposal Service, Inc. and its duration shall be perpetual.”
VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED

     3. Indicate total number of shares which, at time of adoption of amendment, were outstanding 1,000; entitled to vote thereon 1,000; voted for amendment 1,000; voted against amendment                     .
     4. If the shares of any class were entitled to vote on such amendment as a class, designate the number of outstanding shares entitled to vote thereon and the number of shares of each such class voted for and against such amendment:

Number of Shares
	Outstanding and	Number of Shares Voted
Class	Entitled to Vote	For	Against

     5. If amendment provides for an exchange, reclassification or cancellation of issued shares, and the manner in which the same shall be effected is not otherwise set forth herein, the exchange, reclassification or cancellation shall be effected as follows:
     6. If amendment effects a change in amount of stated capital, the amount of stated capital as changed is $ -0- Change effected as follows:
     We, the undersigned, declare under the penalties of perjury that we have examined the foregoing and to the best of our knowledge and belief it is true, correct and complete.

/s/ Richard F. Brentano	and	/s/ Lee Davis Kell

President	Asst. Secretary
Dated 12-10, 1974
VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED

[ILLEGIBLE] Articles of Amendment — Fee Gain
7-74 Submit in duplicate
FILE NO. 103407
FILED
IN THE OFFICE OF THE CORPORATION
COMMISSIONER OF THE STATE OF OREGON
MAR 31 1976
FRANK J. HEALY
CORPORATION COMMISSIONER
Articles of Amendment
of
UNITED DISPOSAL SERVICE, INC.
(Present (not new) Corporate Name)
     Pursuant to ORS 57.360(1), a majority of the shareholders of the corporation entitled to vote thereon adopt the following Articles of Amendment:
     1. The name of the corporation prior to this amendment is: UNITED DISPOSAL SERVICE, INC.
     2. The following amendment of the Articles of Incorporation was adopted by the shareholders on March 24, 1976:
(The article or articles being amended should be set forth in full as they will be amended to read.)
“Article III. The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares, $1.00 par value common stock”.
VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED

     3. Indicate total number of shares which, at time of adoption of amendment, were outstanding 1,000; entitled to vote thereon 1,000; voted for amendment 1,000; voted against amendment 0.
     4. If the shares of any class were entitled to vote on such amendment as a class, designate the number of outstanding shares entitled to vote thereon and the number of shares of each such class voted for and against such amendment:

Number of Shares
	Outstanding and	Number of Shares Voted
Class	Entitled to Vote	For	Against

     5. If amendment provides for an exchange, reclassification or cancellation of issued shares, and the manner in which the same shall be effected is not otherwise set forth herein, the exchange, reclassification or cancellation shall be effected as follows:
Each share of no par value common stock will be exchanged for one share of $1.00 par value common stock.
     6. If amendment effects a change in amount of stated capital, the amount of stated capital as changed is $                     Change effected as follows:
     We, the undersigned, declare under the penalties of perjury that we have examined the foregoing and to the best of our knowledge and belief it is true, correct and complete.

/s/ Richard F. Brentano	and	/s/ Lee Davis Kell

President	Asst. Secretary
March 30, 1976
VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED

FILE NO. 103407
FILED
IN THE OFFICE OF THE CORPORATION
COMMISSIONER OF THE STATE OF OREGON
OCT 3 1977
FRANK J. HEALY
CORPORATION COMMISSIONER
ARTICLES OF MERGER
OF
SANTIAM SANITARY SERVICE, INC.
INTO
UNITED DISPOSAL SERVICE, INC.
     Pursuant to the provisions of ORS 57.495, the undersigned corporation adopts the following Articles of Merger for the purpose of merging Santiam Sanitary Service, Inc., an Oregon corporation, into United Disposal Service, Inc., an Oregon corporation.
ARTICLE I
PLAN OF MERGER AND REORGANIZATION
     The purpose of this Plan of Merger (the Plan) is to merge Santiam Sanitary Service, Inc., a wholly-owned subsidiary of United Disposal Service, Inc., into its parent corporation pursuant to Oregon Revised Statutes 57.495 (Merger Procedure For Corporation Owning At Least 90 Percent Of Other Corporation) and Section 361 and Section 368(a)(1)(A) of the Internal Revenue Code of 1954. Both corporations are Oregon corporations.
     The Plan is as follows:
     1. The Plan is hereby adopted by the Board of Directors of United Disposal Service, Inc. by consent action and is to be effective October 1, 1977.
VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED
Page 1 — ARTICLES OF MERGER

     2. Santiam Sanitary Service, Inc. shall be merged into United Disposal Service, Inc., which shall be the surviving corporation.
     3. The outstanding shares of stock of Santiam Sanitary Service, Inc. consists of 100 shares of common stock, all of which are owned by United Disposal Service, Inc.
     4. On the effective date of merger of Santiam Sanitary Service, Inc. into United Disposal Service, Inc. the separate existence of Santiam Sanitary Service, Inc. shall cease, the stock of Santiam Sanitary Service, Inc. shall be cancelled, and United Disposal Service, Inc. shall succeed to all the properties, rights, and other assets and shall be subject to all of the liabilities of Santiam Sanitary Service, Inc., in accordance with ORS 57.480, and without further action by either corporation.
     5. If at any time United Disposal Service, Inc. shall determine that additional conveyances, documents, or other actions are necessary to carry out the provisions of this Plan of Merger, the officers and directors of Santiam Sanitary Service, Inc., as of the effective date of this merger, shall execute such conveyances or documents or take such action.
     6. United Disposal Service, Inc. as sole shareholder of Santiam Sanitary Service, Inc. hereby waives receipt of
VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED
Page 2 — ARTICLES OF MERGER

notice of the merger off Santiam Sanitary Service, Inc. into United Disposal Service, Inc. and the 30 day waiting period pursuant to ORS 57.[ILLEGIBLE]95(4).
ARTICLE II
     The number of outstanding shares of each class of Santiam Sanitary Service, Inc. is 100 shares of common stock all of which are owned by United Disposal Service, Inc.
ARTICLE III
     The sole shareholder of Santiam Sanitary Service, Inc. received notice of the Plan of Merger on October 1, 1977, the Gate the Plan of Merger was adopted, and the 30 day waiting period required in ORS 57.495(4) has been waived in paragraph 6 of the Plan of Merger.
     We, the undersigned, declare under penalties of perjury that we have examined the foregoing and to the best of our knowledge and belief it is true, correct and complete.
     Dated: October 1, 1977.
UNITED DISPOSAL SERVICE, INC.

By:	/s/ Richard F. Brentano	By:	/s/ [ILLEGIBLE]

	President		Secretary
VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED
Page 3 — ARTICLES OF MERGER

FILED
AUG 23 1999
SECRETARY OF STATE
ARTICLES OF AMENDMENT
TO ARTICLES OF INCORPORATION OF
UNITED DISPOSAL SERVICE, INC.
          1. The name of the corporation is United Disposal Service, Inc.
          2. The amendments adopted to the articles of incorporation are as follows, to add the following articles to the articles of incorporation:
“ARTICLE VII. ELIMINATION OF LIABILITY
          “A. To the fullest extent permitted by law, no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except that this provision shall not eliminate or limit the liability of a director for any of the following:
          “1. Any act or omission occurring before the date this provision becomes effective;
          “2. Any breach of the director’s duty of loyalty to the corporation or its shareholders;
          “3. Acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
          “4. Any distribution to shareholders that is unlawful under the Oregon Business Corporation Act or successor statute; or
          “5. Any transaction from which the director derived an improper personal benefit.
          “B. Without limiting the generality of the foregoing, if the provisions of applicable law are further amended at any time, and from time to time, to authorize corporate action further eliminating the personal liability of directors and officers of the corporation, the liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by applicable law, as so amended.
          “C. No amendment to or repeal of this Article VII, or adoption of any provision of these Articles of Incorporation inconsistent with this Article VII, or a change in the law, shall adversely affect any elimination or limitation of liability, or other right or protection, that is based upon this Article VII and
VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED

pertains to any act, conduct, omission, or circumstance that occurred or existed before the amendment, repeal, adoption, or change. No change in the law shall reduce or eliminate the rights and protections set forth in this Article VII unless the change in law specifically requires the reduction or elimination. No amendment to or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director or officer of the corporation for or with respect to any acts or omissions before the amendment or repeal.”
“ARTICLE VIII. INDEMNIFICATION
          “A. The corporation shall indemnify, to the fullest extent permitted by law, any person who is made or threatened to be made a party to, witness in, or otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including any action, suit, or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or any of its subsidiaries, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation or any of its subsidiaries, or served or serves at the request of the corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, or other enterprise. Any indemnification provided pursuant to this Article VIII shall not be exclusive of any rights to which the person indemnified may otherwise be entitled under any provision of these Articles of Incorporation, the Bylaws, agreement, statute, policy of insurance, or otherwise.
          “B. Indemnification provided under this Article VIII shall continue to cover any director or officer after the person ceases to serve in that capacity and shall enure to the benefit of the person’s heirs, personal representatives, and administrators.
          “C. The right to indemnification conferred by this Article VIII shall be considered a contract right between the corporation and the person entitled to indemnity under this Article VIII.
          “D. In addition to any rights set forth above in this Article VIII, the corporation shall advance all reasonable expenses incurred by a director or officer who on behalf of the corporation is party to a proceeding, in advance of the proceeding to the fullest extent required or authorized under the law.”
          3. The date each amendment was adopted is 8/18, 1999.
VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED
Page 2 — ARTICLE OF AMENDMENT

          4. The amendments were approved by the shareholders. One thousand shares of the corporation are outstanding, 1,000 votes are entitled to be cast on the amendments, 1,000 votes were cast for the amendments, and no votes were cast against the amendments.

United Disposal Service, Inc.
By	/s/ Gary A. Barton
Gary A. Barton, Vice President

VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED
Page 3 — ARTICLE OF AMENDMENT